Department of Environment and Natural Resources (DENR)
Mines and Geosciences
2/F J. Fernandez Bldg.,
MGB Comp., North Avenue
Diliman, Quezon City
Philippines

License and Permit for Mining and Exploration

Applicant:	Cataca Resources Inc.

Subject Claim:	Lebak Gold Claim

Legal Description:	Parcel 069-745 931

Registry:	Cataca

As of the 21st of December, 2012, the Department of Environment and Natural Resources —Mines and Geosciences, hereby grants a License and Permit for Mining and Exploration for work to be conducted on the Lebak Gold Claim wholly owned by Cataca Resources Inc., a corporation incorporated in the United States of America.

With issuance of this license, Cataca Resources Inc. agrees to abide by all Environmental terms and conditions, and guidelines with any and all mining and exploration work the company conducts on the Lebak Gold Claim. Failure to abide by the Environmental terms, conditions and guidelines will result in the immediate cessation of this license and possible fines and/or other remedies at the disposal of the DENR.

This license shall be valid until the 21st of December, 2013 and must be renewed no later than thirty (30) days prior to the expiration of this license.

/s/Rowen Hidalgo
ROWENA HIDALGO
Administrator - DENR

REPUBLIC OF THE PHILIPPINES	)
)
MAKATI CITY	)	In the matter of Cataca
Resources Inc.

TO WIT:

     I, JENNIFER HIZON, of 751 B. SERRANO AVENUE, QUEZON CITY, Philippines, DO SOLEMNLY DECLARE THAT:

I.	I am a citizen of the Philippines.

2.	I am an employee of the Department of Environment and Natural Resources (DENR), Mining and Geosciences Division, of the Philippines.

3.	Upon request of the management of Cataca Resources Inc., I verified that title of the Lebak Gold Claim was transferred to Cataca Resources on the 20th of December, 2012.

4.	I can verify that Cataca Resources Inc. is the sole owner of the Lebak Gold Claim and that as of the date of this, my declaration; there are no encumbrances on the property.

5.	I was not coerced in any way, shape or form to sign, under oath, this declaration and that I did so of my own free will.

AND I make this solemn declaration, conscientiously believing it to be true and knowing that it is of the same force and effect as if made under oath.

SOLEMNLY DECLARED before me at
Makati City, in the Republic of Philippines
this 21st day of January, 2013

/s/Jennifer Hizon
JENNIFER HIZON

/s/Miguel Himenez)

A NOTARY PUBLIC IN AND FOR MAKATI
CITY
REPUBLIC OF THE PHILIPPINES

Doc. No.           ;
P a g e N o .      ;
Book No.
Series of
2013

Department of Environment and Natural Resources (DENR)
Mines and Geosciences
2/F J. Fernandez Bldg.,
MGB Comp., North Avenue
Diliman, Quezon City
Philippines

STATE OF TITLE CERTIFICATE

LAND TITLE ACT

YOUR FILE NUMBER CATACA

OFFICE OF THE REGISTER OF LAND TITLE FOR THE PROVINCE

OF: SULTAN KUDARAT, PHILIPPINES

CERTIFICATE NUMBER : PCRC1215856	TITLE NO: SK189143

ENTERED IN ACCORDANCE WITH SECTION OF 122 OF ACT NO. 496 OF THE PHILIPPINE COMMISION, PURSUANT TO A PATENT ISSUED BY THE GOVERNOR

THIS IS TO CERTIFY THAT AT 03:20 ON 21 DECEMBER, 2012 THE STATE TITLE TO THE LAND DESCRIBED HEREIN IS AS STATED AND IS SUBJECT TO THE NOTATIONS APPEARING BELOW.

APPLICATION FOR REGISTRATION RECEIVED ON: 17 DECEMBER, 2012

ENTERED ON: 20 DECEMBER, 2012

REGISTERED OWNER IN FEE SIMPLE:

CATACA RESOURCES INC

LEBAK GOLD MINE

LATITUDE 6°30'46" NORTH LONGTITUDE 122°52'45" EAST AS OWNERS

ASSIGNMENT TRANSFER

BENEFACIO MINERALS LLC

     TRANSFER NO. 238-983

TAXATION AUTHORITY:

     CITY OF UPI, PHILIPPINES

DESCRIPTION OF LAND

     PARCEL INDENTIFIER : 069-745 931 9 UNIT CLAIM BLOCK, 91.5 HECTARES

     TOGETHER WITH AN INTEREST IN THE COMMON PROPERTY IN PROPORTION TO THE CLAIM ENTITLEMENT OF THE LOT

LEGAL NOTATIONS:

     THIS TITLE MAY BE AFFECTED BY A PERMIT UNDER THE LOCAL GOVERNMENT ACT.

CHARGES, LIENS AND INTERESTS: NONE

     DUPLICATE INDEFEASIBLE TITLE: NONE OUTSTANDING

     TRANSFERS : NONE

     PENDING APPLICATION : NONE